Exhibit 99.1

NEWS RELEASE Contact: Mendy Marsh, CFO Phone number: (210) 308-8267 Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE Announces Fourth Quarter and 2010 Fiscal Year Financial Results

Reports Record Annual Revenue of $18.6 Million

SAN ANTONIO, Texas — March 29, 2011 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its fourth quarter and 2010 fiscal year end.

Revenue for fiscal 2010 was $18.6 million, an increase of 13 percent when compared with revenue of $16.5 million last year, and the highest revenue in the Company’s history. Net income for fiscal 2010 was approximately $0.9 million, or $0.05 per diluted share, compared with net income of $1.4 million, or $0.08 per diluted share in 2009. Cash and short term investments grew to $11.1 million, a 35 percent increase from 2009.

Revenue for the fourth quarter was $4.9 million, an increase of 18 percent compared to the fourth quarter of 2009. “Setting a new high water mark for revenue in 2010 is a significant milestone for GlobalSCAPE,” said Jim Morris, GlobalSCAPE president and CEO. “We grew revenue every quarter while achieving record revenue for the fiscal year. During 2011 we are continuing our transition toward generating additional recurring revenue in the form of subscription services like our Managed Information Xchange solution. This subscription revenue potentially provides us with a growing revenue stream visible into future periods, but will require a transition that I expect to run through the later part of 2011.”

Adjusted EBITDA for the fourth quarter was $723,000, a 15 percent increase compared with the fourth quarter of 2009. For the full year, Adjusted EBITDA was $3.1 million, a decrease of 11 percent relative to 2009. The Adjusted EBITDA margin for the fourth quarter was 14.7 percent, marginally down from 15.2 percent in the fourth quarter of 2009. For the full year, the Adjusted EBITDA margin was 16.9 percent, down from 21.5 percent in 2009. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See the accompanying table for a reconciliation of net income/loss to Adjusted EBITDA and Adjusted EBITDA margin. “In 2010, cash balances grew and we remained profitable during a period when we continued to invest in our operations to further increase our top-line performance,” Morris continued. “With our new product launches and with increasing subscription revenue, we believe 2011, especially the second half of the year, can take us to new heights.”

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Conference Call March 29, 2011 at 5:00 p.m. ET

GlobalSCAPE management will hold a conference call Tuesday, March 29 to discuss the fourth quarter and fiscal year 2010 financial results and other corporate matters at 5:00 p.m. Eastern Time/4:00 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID # 41318117. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through April 30, 2011.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, Texas, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com or the Company’s Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.

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GlobalSCAPE, Inc.

Statements of Operations

	Three months ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009

Operating Revenues:
Software license	$2,627	$2,476	$10,279	$10,274
Maintenance and support	2,146	1,670	7,788	6,026
Other	145	23	498	151

Total Revenues	4,918	4,169	18,565	16,451
Operating Expenses:
Cost of revenues	212	106	601	336
Selling, general and administrative expenses	3,366	2,973	12,815	10,798
Research and development expenses	864	711	3,016	2,805
Depreciation and amortization	202	187	852	724

Total operating expenses	4,644	3,977	17,284	14,663

Income from operations	274	192	1,281	1,788
Other income (expense)	4	(29)	10	(67)

Income before income taxes	278	163	1,291	1,721
Provision for income taxes	128	38	410	321

Net Income	$150	$125	$881	$1,400

Net income per common share - basic	$0.01	$0.01	$0.05	$0.08
Net income per common share - diluted	$0.01	$0.01	$0.05	$0.08
Average shares outstanding:
Basic	17,863	17,277	17,540	17,248
Diluted	18,508	17,845	18,260	17,691

GlobalSCAPE, Inc.

Balance Sheets

	December 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$11,087	$7,026
Short term investments	—	$1,205
Accounts receivable (net of allowance for doubtful accounts of $237 and $217 on December 31, 2010 and 2009, respectively)	3,124	2,162
CoreTrace receivable	298	—
Federal income tax receivable	94	37
Current deferred tax asset	881	130
Prepaid expenses	319	132

Total current assets	15,803	10,692

Fixed assets, net	1,286	1,653
Investment - CoreTrace	2,278	2,278
Intangible assets, net	531	832
Goodwill	619	619
Deferred tax asset	—	46
Other assets	30	53

Total assets	$20,547	$16,173

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$250	$316
Accrued expenses	1,392	764
Deferred revenue	5,554	4,071

Total current liabilities	7,196	5,151

Deferred tax liability	7	—
Other long term liabilities	1,185	1,079

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,346,982 and 17,686,252 shares issued at December 31, 2010 and 2009, respectively	18	18
Additional paid-in capital	12,137	10,802
Treasury stock, 403,581 shares at December 31, 2010 and 2009.	(1,452)	(1,452)
Retained earnings	1,456	575

Total stockholders’ equity	12,159	9,943

Total liabilities and stockholders’ equity	$20,547	$16,173

GlobalSCAPE, Inc.

Statements of Cash Flows

	For the Year ended December 31,
	2010	2009
Operating Activities:
Net income (loss)	881	$1,400
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense (recoveries)	121	(60)
Depreciation and amortization	852	724
Loss on disposition of assets	—	85
Stock-based compensation	1,006	1,021
Deferred taxes	(698)	(424)
Excess tax benefit from exercise of share based compensation	(97)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,083)	(70)
CoreTrace receivable	(298)	—
Prepaid expenses	(187)	(12)
Federal income tax receivable	40	(17)
Other assets	23	(5)
Accounts payable	(66)	(197)
Accrued expenses	628	203
Deferred revenues	1,483	2,225
Deferred compensation	—	(216)
Other long-term liabilities	106	19

Net cash provided by operating activities	2,711	4,676

Investing Activities:
Proceeds from sale of property and equipment	—	1
Purchase of property and equipment	(184)	(530)
Investment in CoreTrace	—	(2,278)
Purchase of short-term investments	(350)	(1,705)
Redemption of short-term investments	1,555	500

Net cash provided by (used in) investing activities	1,021	(4,012)
Financing Activities:
Proceeds from exercise of stock options	232	43
Tax benefit from stock-based compensation	97	—

Net cash provided by (used in) financing activities	329	43

Net increase in cash	4,061	707
Cash at beginning of period	7,026	6,319

Cash at end of period	$11,087	$7,026

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation and asset impairments.

Adjusted EBITDA and Adjusted EBITDA Margin are metrics that are used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA and Adjusted EBITDA Margin are not measures of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for net income. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA and Adjusted EBITDA Margin in isolation, or as a substitute for net income or other income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
	December 31,	March 31,	June 30,	September 30,	December 31,
	2009	2010	2010	2010	2010
Net Revenue	$4,170	$4,413	$4,466	$4,768	$4,918

Income from operations	$192	$556	$185	$268	$272

Net income:	$125	$364	$134	$233	$150
Plus: Income taxes	37	193	55	35	127
Plus: Total other (income) expense	30	(1)	(4)	0	(4)
Plus: Depreciation and amortization	187	200	250	201	201
Plus: Stock-based compensation expense	253	263	219	275	249

Adjusted EBITDA	$632	$1,019	$654	$744	$723

Operating income margin	4.6%	12.6%	4.1%	5.6%	5.5%

Adjusted EBITDA margin	15.2%	23.1%	14.6%	15.6%	14.7%

	Year Ended
	December 31,	December 31,
	2010	2009
Net Revenue	$18,565	$16,451

Income from operations	$1,281	$1,788

Net income:	$881	$1,400
Plus: Income taxes	410	321
Plus: Total other (income) expense	(10)	67
Plus: Depreciation and amortization	852	724
Plus: Stock-based compensation expense	1,006	1,021

Adjusted EBITDA	$3,139	$3,533

Operating income margin	6.9%	10.9%

Adjusted EBITDA margin	16.9%	21.5%